Exhibit 1.2

HOME BANCORP WISCONSIN, INC.

(a Maryland corporation)

Up to [1,012,000] Shares

(Subject to increase up to [1,163,800] shares)

COMMON STOCK

($0.01 Par Value)

Offering Price $10.00 Per Share

AGENCY AGREEMENT

[—], 2014

Keefe, Bruyette & Woods, Inc.

Sterne, Agee & Leach, Inc.

c/o Keefe, Bruyette & Woods, Inc.

10 South Wacker Drive

Suite 3400

Chicago, Illinois 60606

Ladies and Gentlemen:

Home Savings Bank, a Wisconsin-chartered mutual savings bank (the “Bank”), the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (“FDIC”), and Home Bancorp Wisconsin, Inc., a Maryland corporation (the “Holding Company” and, together with the Bank, the “HSB Parties”) hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (“KBW”) and Sterne, Agee & Leach, Inc. (“SA” and, together with KBW, the “Agents”) as follows:

Section 1. The Offering. In accordance with a plan of conversion and reorganization adopted by the Board of Directors of the Bank (the “Plan”), the Bank intends to convert from the mutual form of organization to the stock form of organization (the “Conversion”). Pursuant to the Plan, the Holding Company will offer and sell up to [1,012,000] shares (subject to increase up to [1,163,800] shares) (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of September 30, 2011 (“Eligible Account Holders”), (2) the Bank’s tax-qualified employee plans, including the employee stock ownership plan established by the Bank (the “ESOP”) (3) Supplemental Eligible Account Holders (as defined in the Plan); and (4) Other Members (as defined in the Plan). Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given to natural persons (including trusts of natural persons) residing in the Community (as defined in the Plan), and thereafter to cover orders of other members of the general public. It is anticipated that any Shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or the Syndicated Community Offering.

In connection with the Conversion, the Bank filed with the FDIC and the Wisconsin Department of Financial Institutions, Division of Banking (the “DFI”) an application for conversion to a stock bank (together with any other required ancillary applications and/or notices, the “Conversion Application”) and amendments thereto as required by the FDIC and the DFI. The Holding Company has also filed with the Board of Governors of the Federal Reserve System (“FRB”) an application on Form FRY-3 (together with any other required ancillary applications and/or notices, the “Holding Company Application”) to become a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) and the regulations promulgated thereunder. In addition, the Holding Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-189668) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 (the “1933 Act”), and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

Section 2. Retention of Agent; Compensation. Subject to the terms and conditions herein set forth, the HSB Parties hereby appoint the Agents as their financial advisors and KBW as its conversion agent (i) to utilize their best efforts to solicit subscriptions for the Shares and to advise and assist the HSB Parties with respect to the sale by the Holding Company of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, and (iii) with respect to KBW only, in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Agents accepts such appointment and agrees to consult with and advise the HSB Parties as to the matters set forth in each of the letter agreements, dated May 16, 2013, between the Bank and KBW and, dated December 19, 2013, between the bank and SA (collectively, the “Letter Agreements”) (a copy of each of which is attached hereto as Exhibit A, Exhibit B and Exhibit C). The HSB Parties acknowledge that neither of the Agents shall be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

Except as specifically provided for in Section 11 hereof, the obligations of the Agents pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”) unless the HSB Parties and the Agents agree in writing to extend such period and the FDIC and the DFI agree to extend the period of time in which the Shares may be sold. All fees or expenses due to the Agents but unpaid will be payable to the Agents in same day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the HSB Parties and the Agents may agree to renew this Agreement under mutually acceptable terms.

In the event the Holding Company is unable to sell a minimum of [748,000] Shares within the period herein provided as may be extended, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agents, the Agents shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

The Agents shall receive the following compensation and expense reimbursement for its services hereunder:

(a) A management fee of $40,000 payable to KBW in four consecutive monthly installments of $10,000 commencing in June 2013, and a management fee of $5,000 payable to SA in December 2013. Such fees shall be deemed to have been earned when due. Should the Offering be terminated for any reason not attributable to the action or inaction of either Agent, each Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

(b) A success fee of $185,000 shall be paid to KBW and of $40,000 shall be paid to SA, in each case upon completion of the Offering. The management fee to each Agent described in sub-paragraph (a) above will be credited against the success fee payable to each Agent pursuant to this sub-paragraph (b).

(c) If any Shares remain available after the Subscription and Community Offering, at the request of the Holding Company, KBW may seek to form a syndicate of registered broker-dealers to assist in the sale of Shares on a best efforts basis in the Syndicated Community Offering, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Holding Company and KBW. KBW will endeavor to distribute the Shares among dealers in a fashion which best meets the distribution objectives of the Holding Company and the Plan. KBW will be paid, in addition to the success fee described in sub-paragraph (b) above, a fee not to exceed 7.0% of the aggregate purchase price of the Shares sold in the Syndicated Community Offering. From this fee, KBW will pass onto selected broker-dealers who assist in the Syndicated Community Offering if any, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker-dealer other than KBW shall be transmitted by KBW to such broker-dealer. The decision to utilize selected broker-dealers will be made by mutual agreement of the Holding Company and KBW only.

(d) The Holding Company shall reimburse the Agents for each of their reasonable out-of-pocket expenses related to the Offering, including costs of travel, meals and lodging, photocopying, telephone, facsimile, and couriers, which will not exceed $5,000 in the case of KBW and $1,500 in the case of SA. The Holding Company will also reimburse KBW for fees and expenses of its legal counsel not to exceed $75,000. These expenses assume no unusual circumstances or delays, or a resolicitation in connection with the Offering. Should unusual circumstances, delay or resolicitation occur (including, but not limited to, the event of a delay in the Offering which would require an update of the financial information in tabular form to reflect more than one period later than that set forth in the original filing of the offering documents), the Agents and the HSB Parties acknowledge that such expense cap may be increased by mutual consent in amounts not to exceed an additional $5,000 for additional out-of-pocket expenses incurred by KBW and an additional $1,500 for additional out-of-pocket expenses incurred by SA and an additional $10,000 for additional fees and expenses of KBW’s legal counsel. The provisions of this paragraph are not intended to apply to or in any way impair or limit the indemnification provisions contained herein. The Holding Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, “Blue Sky” and Financial

Institution Regulatory Authority (“FINRA”) filing and registration fees; the fees of the Holding Company’s accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering; the fees set forth under this Section 2, and fees for Blue Sky legal work.

(e) KBW shall also receive a fee of $25,000 for certain conversion agent services set forth in the letter agreement, dated May 16, 2014, between the Bank and KBW (a copy of which is attached hereto as Exhibit B), payable to KBW as follows: (1) $5,000 payable upon execution of such agreement; and (2) the balance upon completion of the Offering. However, in the event of unusual circumstances, delays or a re-solicitation in connection with the Offering, the total fees paid to KBW may be increased by an additional amount not to exceed $5,000. The HSB Parties will reimburse KBW, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its conversion agent services not to exceed $10,000. However, in the event of unusual circumstances, delays or a re-solicitation in connection with the Offering, the total expense limitation may be increased by an additional amount not to exceed $5,000.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for the Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agents or KBW’s counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the HSB Parties and the Agents as set forth in Section 14. Certificates for the Shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to the Holding Company’s registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the HSB Parties. The HSB Parties jointly and severally represent and warrant to and agree with the Agents as follows:

(a) The Registration Statement, which was prepared by the HSB Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the HSB Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the HSB Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the HSB Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 3 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the HSB Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the HSB Parties for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this

Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HSB Parties by the Agents or KBW’s counsel expressly regarding the Agents for use in the Prospectus in [the first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”]

(b) None of the HSB Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Bank’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for distribution by the Agents. The Holding Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agents, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c) As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

1. “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2. “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3. “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required to be filed or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4. “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5. “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6. “Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the HSB Parties and the Agents.

(d) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agents (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agents so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agents specifically for use therein.

(e) The Conversion Application, including the Plan, the Prospectus, and the proxy statement for the solicitation of proxies from the Voting Members (as defined in the Plan) for the special meeting to approve the Plan (the “Members’ Proxy Statement”), was approved by the FDIC and the DFI on             , 2014 and             , 2014, respectively, and no approval or authorization of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Members’ Proxy Statement. At the time of its use, the Members’ Proxy Statement and any other proxy solicitation or informational materials will comply in all material respects with the applicable provisions of the regulations of the FDIC and the DFI, except to the extent waived or approved in writing by the FDIC or the DFI or any other applicable regulator. No order has been issued by the FDIC, the DFI and any other applicable regulators preventing or suspending the use of the Prospectus or Members’ Proxy Statement and no action by or before the FDIC, the DFI or any other applicable regulator to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the HSB Parties, threatened. At the time of the approval of the Conversion Application, including the Plan, Prospectus and Members’ Proxy Statement (including any amendment or supplement thereto) by the FDIC, the DFI or any other applicable regulator and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Plan, Prospectus and Members’ Proxy Statement (including any amendment or supplement thereto), will comply in all material respects with applicable federal or state law and the regulations of the FDIC and the DFI adopted thereunder (collectively, the “Conversion Regulations”), except to the extent waived or otherwise approved in writing by the FDIC, the DFI or any other applicable regulator. The Conversion Application, including the Plan, Prospectus and Members’ Proxy Statement (and any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the HSB Parties by the Agents or KBW’s counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application, [in the first sentence of the second paragraph under the caption “The Conversion and Offering; Marketing and Distribution; Compensation.”]

(f) The Holding Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the FRB and any other applicable regulator of its approval of the acquisition of the Bank on             , 2014, such approval remains in full force and effect and no order has been issued by the FRB or any other applicable regulator suspending or revoking such approval and no proceedings therefor have been initiated or, to the best knowledge of the HSB Parties, threatened by the FRB or any other applicable regulator. At the date of such approval, the Holding Company Application complied with the applicable provisions of the BHCA and the regulations promulgated thereunder, except to the extent waived or approved in writing by the FRB or any other applicable regulator.

(g) The Holding Company has filed the Prospectus and any Sales Information with the Commission, the FDIC, the FDI and any other applicable regulator, to the extent required. The Prospectus and all Sales Information, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 3, complied and will comply with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FDIC, the DFI, the FRB and any other applicable regulator and the Commission for use thereof in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agents. The HSB Parties have not distributed any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission, the FDIC, the DFI, the FRB or any other applicable regulator. The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict with information contained in the Registration Statement and the Prospectus.

(h) The Plan has been adopted by the Boards of Directors of the HSB Parties, and the offer and sale of the Shares will have been conducted, except to the extent waived or otherwise approved in writing by the FRB, the FDIC, the DFI or any other applicable regulator, in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the HSB Parties by the FRB, the FDIC, the DFI, the Commission or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the HSB Parties, no person has sought to obtain review of the authorizations and approvals issued by the FRB, the FDIC, the DFI or any other applicable regulator in approving the Conversion.

(i) The Bank is a duly organized and validly existing Wisconsin-chartered mutual savings bank and upon completion of the Conversion will be a duly organized and validly existing

Wisconsin-chartered savings bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the HSB Parties, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the HSB Parties, taken as a whole. Following completion of the Conversion and the Offering, the authorized capital stock of the Bank will consist of 1,000 shares of common stock, par value $1.00 per share (the “Bank Common Stock”), of which none are issued and outstanding as of the date hereof and the terms and provisions of the Bank Common Stock conform to all statements thereto contained in the Prospectus. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports and documents in compliance with the 1933 Act Regulations, the Conversion Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the FRB, the Commission, the FDIC and the DFI or any other applicable regulator if any, will have been complied with by the HSB Parties in all material respects, except to the extent waived or approved in writing by the FRB, the Commission, the FDIC and the DFI or any other applicable regulator and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(j) The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of the Holding Company. Upon completion of the Conversion, the Holding Company will have no direct subsidiary other than the Bank.

(k) Home Agency, Inc. (the “Subsidiary”) is the only subsidiary of the Bank. The Subsidiary is duly organized, validly existing and in good standing as a corporation under the laws of the State of Wisconsin with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Subsidiary is complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect. There are no outstanding warrants or options to purchase any securities of the Subsidiary.

(l) The authorized capital stock of the Holding Company consists of 30,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”) of which no shares of Common Stock and no shares of Company Preferred Stock are issued and outstanding as of the date hereof. No additional shares of Common Stock or Bank Common Stock will be issued prior to the Closing Date, except that one share of Common Stock may be issued to the Bank for organizational purposes, which share shall be cancelled on or prior to the Closing Date. The terms and provisions of the Common Stock conform with the requirements of applicable law and to all statements relating thereto contained in the Prospectus. The authorized shares of Bank Common Stock to be issued to the Holding Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Holding Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations and to all statements thereto contained in the Prospectus. Neither the issuance of the Common Stock nor the Bank Common Stock is subject to preemptive or similar rights (other than subscription rights).

(m) Except as described in the Prospectus, there are no contractual encumbrances or restrictions or requirements or legal restrictions or requirements required to be described therein, on the ability of any of the HSB Parties, (i) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (ii) to make any loans or advances to, or investments in, another party or (iii) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(n) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(o) The Bank is a member in good standing of the Federal Home Loan Bank of Chicago (“FHLB-Chicago”). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the HSB Parties, threatened. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(p) The HSB Parties have good and marketable title to all real property and good title to all other assets material to the business of the HSB Parties, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the HSB Parties, taken as a whole; and all of the leases and subleases material to the business of the HSB Parties, taken as a whole, under which any of the HSB Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(q) The Holding Company has received an opinion of its special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the legality of the securities to be issued and the federal income tax consequences of the Conversion and the opinion of its tax advisor, Wipfli LLP, with respect to the Wisconsin state income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; and all material aspects of such opinions are accurately summarized in the Registration Statement and the Prospectus. The facts upon which such opinions are based are truthful, accurate and complete in all material respects. None of the HSB Parties has taken or will take any action inconsistent therewith.

(r) Each of the HSB Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the FDIC, the FRB and the DFI or any other applicable regulator of the final Appraisal. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the HSB Parties. This Agreement has been validly executed and delivered by each of the HSB Parties and, assuming due execution and delivery by each of the Agents, is the valid, legal and binding agreement of each of the HSB Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of bank holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules, regulations and policy of the FDIC, the FRB and the DFI).

(s) Since January 1, 2010, none of the HSB Parties has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any federal or state governmental entity or regulatory authority, agency, court, commission, or other administrative entity (“Governmental Entity”), or has adopted any board resolutions relating to such matters as are material to the business of the HSB Parties at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking except the memorandum of understanding dated June 6, 2012 entered into among the Bank, the DFI and the FDIC (the “2012 MOU”), and the memorandum of understanding dated October 27, 2009 entered into between the Bank, the DFI and the FDIC, which was superseded by the 2012 MOU. There are no material unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the HSB Parties.

(t) None of the HSB Parties is in violation of any directive received from any Governmental Entity to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the FDIC and the DFI) except the memorandum of understanding dated June 6, 2012 entered into among the Bank, the DFI and the FDIC and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any Governmental Entity, pending or, to the best knowledge of any of the HSB Parties, threatened, which might materially and adversely affect the Conversion and the Offering, or which might result in any Material Adverse Effect.

(u) The consolidated financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheets, statements of operations, statements of equity, statements of cash flows of the Bank on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations, Regulation S-X and the Conversion Regulations. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the HSB Parties with the FDIC, the FRB and the DFI, except that accounting principles employed in such regulatory filings conform to the requirements of the DFI, the FRB and the FDIC and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(v) The Bank carries, or is covered by, insurance in such amounts and covering such risks as the Bank deems reasonably adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in a similar industry. The Holding Company will carry or will be covered by insurance in such amounts and covering such risks as the Holding Company claims reasonably adequate for the conduct of its business and the value of its respective properties and as is customary for companies engaged in a similar industry by the Closing Date.

(w) Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the HSB Parties and their subsidiaries, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the HSB Parties and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any increase in the long-term debt of any of the HSB Parties or in the principal amount of the HSB Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the HSB Parties; nor has any of the HSB Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the HSB Parties; (iv) there has been no material adverse change in any of the HSB Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the HSB Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the HSB Parties; (vi) none of the HSB Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) none of the HSB Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the HSB Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (ix) none of the HSB Parties has any material liabilities, contingent or otherwise.

(x) None of the HSB Parties is (i) in violation of their respective charters or articles of incorporation, as applicable, or bylaws (and none of the HSB Parties will be in violation of its charters or articles of incorporation, as applicable, or bylaws upon completion of the Conversion), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a defect) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the HSB Parties is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and there are no contracts or documents of the HSB Parties that are required to be filed as exhibits to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the Conversion Application or described in the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or the Conversion Application that have not been so filed or described, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus or Conversion Application are fairly summarized in all material respects. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the HSB Parties pursuant to the respective charters or articles of incorporation, as applicable, or bylaws of the HSB Parties or any contract, lease or other instrument in which the HSB Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the HSB Parties; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the HSB Parties.

(y) All documents made available or delivered by, or to be made available to or delivered by the HSB Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agents’ exercise of due diligence, except for those documents which were prepared by parties other than the HSB Parties or their representatives, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(z) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date, except that one share of Common Stock may be issued to the Bank for organizational purposes, which share shall be cancelled on or prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(aa) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the HSB Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the HSB Parties or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable party and the other parties thereto, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the best knowledge of the HSB Parties, threatened any action or proceeding wherein any of the HSB Parties or any subsidiary thereof would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the HSB Parties, would have a Material Adverse Effect.

No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, the Conversion Application and the Holding Company Application, and, to the best knowledge of the HSB Parties, no such termination has been threatened by any party to any such contract or agreement.

(bb) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the HSB Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(cc) None of the HSB Parties maintains a “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), other than the Bank’s 401(k) Plan and its ESOP. In addition, (i) the employee benefit plans, including employee welfare benefit plans, of the HSB Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (ii) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the HSB Parties for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation, (iii) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the HSB Parties and (iv) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the best knowledge of the HSB Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd) No approval of any Governmental Entity is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the FRB, the FDIC and DFI and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA.

(ee) Wipfli LLP, which has certified the audited consolidated financial statements of the Bank included in the Prospectus, has advised the HSB Parties in writing that they are, with respect to the HSB Parties, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(ff) Keller & Company, Inc., which has prepared the Holding Company’s appraisal of the aggregate pro forma market value of the Common Stock (the “Appraisal”), has advised the HSB Parties in writing that it is independent of the HSB Parties within the meaning of the Conversion Regulations and is believed by the HSB Parties to be experienced and expert in the valuation and the appraisal of business entities, including savings institutions, and the HSB Parties believe that Keller & Company, Inc., has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(gg) The HSB Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; the HSB Parties have timely paid all taxes that have become due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority. All tax liabilities have been adequately provided for in the financial statements of the HSB Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the HSB Parties or with the issuance or sale by the Holding Company of the Shares.

(hh) Each of the HSB Parties is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and except as disclosed in the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body pending or, to the best knowledge of the HSB Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder. None of the HSB Parties nor, to the HSB Parties’ knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the HSB Parties or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the FDIC and the DFI to be filed has been filed with the FDIC and the DFI or any other applicable regulator.

(jj) Except for the loan by the Holding Company to the ESOP to fund the purchase of up to 8% of the Shares sold in the Offering, none of the HSB Parties or, to the best knowledge of the HSB Parties, any employee of the HSB Parties has made any payment of funds as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(kk) None of the HSB Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agents and the Holding Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(ll) The HSB Parties have not relied upon the Agents or KBW’s legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(mm) The records used by the HSB Parties to determine the identities of the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (all as defined in the Plan) are accurate and complete in all material respects.

(nn) None of the HSB Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(oo) None of the HSB Parties or any properties owned or operated by any of the HSB Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the best knowledge of the HSB Parties, threatened relating to the liability of any property owned or operated by the HSB Parties under any Environmental Law. To the best knowledge of the HSB Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the HSB Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(pp) The HSB Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the HSB Parties and their subsidiaries comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The HSB Parties have established and maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information the Holding Company will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. To the best knowledge of the HSB Parties, Wipfli LLP and the Audit Committee of the Board of

Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the HSB Parties’ ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the HSB Parties’ internal accounting controls.

(qq) All of the loans represented as assets of the Bank in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(rr) There are no affiliations or associations between any member of the FINRA and any of the HSB Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

(ss) The Holding Company has taken or will take all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C.

(tt) Any certificates signed by an officer of any of the HSB Parties pursuant to the conditions of this Agreement and delivered to the Agents or KBW’s counsel that refers to this Agreement shall be deemed to be a representation and warranty by such HSB Party to the Agents as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(uu) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the HSB Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) The Holding Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder. Each of the HSB Parties has not incurred and does expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the HSB Parties would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

Section 5. Representations and Warranties of the Agents. Each of the Agents, separately and not jointly, represents and warrants to the HSB Parties as follows:

(a) KBW is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the HSB Parties hereunder.

(b) SA is a corporation and is validly existing and in good standing under the laws of the State of Delaware with full power and authority to provide the services to be furnished to the HSB Parties hereunder.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Agents, and this Agreement has been duly and validly executed and delivered by each of the Agents and is a legal, valid and binding agreement of each Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 6. Covenants of the HSB Parties. The HSB Parties hereby jointly and severally covenant and agree with the Agents as follows:

(a) The Holding Company will not, at any time prior to or after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agents and KBW’s counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agents and KBW’s counsel shall reasonably object.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agents so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Holding Company by the Agents expressly for use therein.

(c) Each of the HSB Parties represents and agrees that, unless it obtains the prior consent of the Agents, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. The Holding Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d) The HSB Parties will not, at any time after the Conversion Application is approved by the FRB, the FDIC, the DFI and any other applicable regulator, file any amendment or supplement to such Application without providing the Agents and KBW’s counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agents and KBW’s counsel shall reasonably object.

(e) The Holding Company will not, at any time prior to or after the Holding Company Application is approved by the FRB, the FDIC, the DFI and any other applicable regulator, file any amendment or supplement to such Holding Company Application without providing the Agents and KBW’s counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agents and KBW’s counsel shall reasonably object.

(f) The HSB Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Application or the Holding Company Application to be approved by the FRB, the FDIC, the DFI or any other applicable regulator and will immediately upon receipt of any information concerning the events listed below notify the Agents: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application or the Holding Company Application, as amended, has been approved by the FRB, the FDIC, the DFI or any other applicable regulator; (iii) of any comments from the Commission, the FRB, the FDIC, the DFI or any other applicable regulator, or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the FRB, the FDIC, the DFI or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, Holding Company Application or for additional information; (v) of the issuance by the Commission, the FRB, the FDIC, the DFI or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the HSB Parties under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the FRB, the FDIC, the DFI or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The HSB Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the FRB, the FDIC, the DFI or any other federal or state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(g) The HSB Parties will deliver to the Agents and to KBW’s counsel as many conformed copies of the Registration Statement, the Conversion Application or the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits, as the Agents may reasonably request.

(h) The Holding Company will furnish to the Agents, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agents may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Holding Company authorizes the Agents to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agents.

(i) The HSB Parties will comply with any and all terms, conditions, requirements and provisions with respect to the Conversion and Offering imposed by the Commission, the FRB, the FDIC, the DFI or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the HSB Parties will comply, at their own expense, with all requirements imposed upon them by the Commission, the FRB, the FDIC, the DFI or any other applicable regulator or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Holding Company will comply with all undertakings contained in the Registration Statement.

(j) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the HSB Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the opinion of KBW’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agents and prepare and file, at its own expense, with the Commission, the FRB, the FDIC, the DFI or any other applicable regulator, and furnish to the Agents a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agents and KBW’s counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agents such information with respect to the HSB Parties as the Agent may from time to time reasonably request.

(k) The HSB Parties will take all necessary actions in cooperating with the Agents and furnish to whomever the Agents may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agents and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(l) The liquidation account for the benefit of Eligible Account Holders (as defined in the Plan) and the Supplemental Eligible Account Holders (as defined in the Plan) will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Holding Company and the Bank.

(m) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without KBW’s prior written consent, any of its shares of their common stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

(n) The Holding Company will register the Common Stock under Section 12(b) of the 1934 Act prior to the Closing Date. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the FRB, FDIC, DFI or any other applicable regulator.

(o) During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including the balance sheets, statements of operations, statements of equity, statements of cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and its subsidiaries for such quarter in reasonable detail.

(p) During the period of three years from the date hereof, the Holding Company will furnish to the Agents: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders provided that filing of such documents through the Commission’s EDGAR system shall be deemed to satisfy this obligation); (ii) a copy of each other non-confidential report of the Holding Company mailed to its stockholders or filed with the Commission, the FRB, the FDIC, the DFI or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agents may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agents may reasonably request.

(q) The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “How We Intend to Use the Proceeds from the Offering.”

(r) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(s) The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(t) The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

(u) The Holding Company will promptly take all necessary action to register as a bank holding company under the BHCA.

(v) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agents in order for the Agents to ensure compliance with FINRA Rule 5130.

(w) None of the HSB Parties will amend the Plan without the consent of the Agents, which consent shall not be unreasonably withheld.

(x) The Holding Company shall assist KBW, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide KBW with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(y) Prior to the Closing Date, the Holding Company will inform the Agents of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(z) The Holding Company will not deliver the Shares until the HSB Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agents.

(aa) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the HSB Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the HSB Parties, taken as a whole.

(bb) Until the Closing Date, the HSB Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, FDIC and the DFI.

(cc) The facts and representations provided to Luse Gorman Pomerenk & Schick, P.C. and Vedder Price P.C. by the HSB Parties and upon which each of Luse Gorman Pomerenk & Schick, P.C. and Vedder Price P.C. will base their opinions under Sections 8(c) and (d), respectively, are and will be truthful, accurate and complete.

(dd) The HSB Parties will not distribute any offering material in connection with the Offering except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the Commission, the FDIC, the DFI or any other applicable regulator. The information contained in any Sales Information shall not conflict with the information contained in the Registration Statement and the Prospectus.

(ee) The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(ff) The HSB Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(gg) The HSB Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agents specified in Section 8.

(hh) The Holding Company will use its best efforts to cooperate with the Agents to effect the trading of the Shares on the OTC Bulletin Board on the Closing Date.

Section 7. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the HSB Parties jointly and severally agree to pay, or reimburse the Agents as the case may be, for: (i) all filing fees in connection with all filings related to the Conversion with the FINRA; (ii) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (iii) subject to Section 2(d), all expenses of the Conversion, including but not limited to KBW’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the HSB Parties shall promptly reimburse each of the Agents in accordance with Section 2(d) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agents hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agents, to the condition that all representations and warranties of the HSB Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the HSB Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the HSB Parties shall have conducted the Conversion in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved in writing by the FRB, the FDIC, the DFI and any other applicable regulator), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the FRB, the FDIC, the DFI or any other applicable regulator.

(b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application and the Holding Company Application shall have been approved by the FRB, the FDIC, the DFI and any other applicable regulator not later than 5:30 p.m. on the date of this Agreement, or with the Agents’ consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the HSB Parties’ knowledge, threatened by the Commission, the FRB, the FDIC, the DFI or any other federal or state authority.

(c) At the Closing Date, the Agents shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agents and for their benefit, of Luse Gorman Pomerenk & Schick, P.C., special counsel for the Holding Company and the Bank, in form and substance as attached hereto as Exhibit D.

(d) At the Closing Date, KBW shall have received the favorable opinion, dated as of the Closing Date and addressed to KBW and for its benefit, of Vedder Price P.C., special counsel for KBW, in form and substance as attached hereto as Exhibit E.

(e) A blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C. relating to the Offering, including Agents’ participation therein, shall have been furnished prior to the mailing of the Prospectus to the Holding Company with a copy thereof addressed to the Agents or upon which Luse Gorman Pomerenk & Schick, P.C. shall state the Agents may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(f) At the Closing Date, the Agents shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the HSB Parties in form and substance reasonably satisfactory to KBW’s counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the HSB Parties and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the HSB Parties independently, or of the HSB Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the HSB Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to best the knowledge of the HSB Parties, threatened by the Commission or any state authority; (vii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the HSB Parties, threatened by the FDIC, DFI or any state authority; and (viii) to the best knowledge of the HSB Parties, no person has sought to obtain review of the final action of the FDIC, the DFI or any other applicable regulator approving the Conversion.

(g) None of the HSB Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agents’ reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(h) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agents, there shall have been no material adverse change in the financial condition, results of operations or business of the HSB Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the HSB Parties shall have received from any Governmental Entity any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agents) or which materially and adversely would affect the financial condition, results of operations or business of the HSB Parties taken as a whole; (iii) none of the HSB Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the best knowledge of the HSB Parties, threatened against the any of the HSB Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the HSB Parties taken as a whole; (v) no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Conversion or Offering and no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Conversion or Offering; and (vi) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agents shall have reasonably requested and as agreed to by the HSB Parties.

(i) Concurrently with the execution of this Agreement, the Agents shall receive a letter from Wipfli LLP, dated as of the date hereof and addressed to the Agents: (i) confirming that Wipfli LLP is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Bank as of September 30, 2013 and September 30, 2012, and for the fiscal years ended September 30, 2013 and September 30, 2012 and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the FRB, the FDIC, the DFI and any other applicable regulator and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Boards of Directors of each of the HSB Parties and consultations with officers of the HSB Parties responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (i) the audited consolidated financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commission, the FDIC and GAAP applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited interim balance sheet included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in long-term debt of the Bank, other than normal deposit fluctuations for the Bank, or decreases in the total assets, total loans, the allowance for loan losses, total deposits or total equity of the Bank and (C) during the period from the date of the latest unaudited interim balance sheet included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the HSB Parties, which are subject to the internal controls of the HSB Parties, the accounting system and other data prepared by the HSB Parties, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agents may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(j) At the Closing Date, the Agents shall receive a letter dated the Closing Date, addressed to the Agents, confirming the statements made by Wipfli LLP in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (i) of subsection (h) to be a date specified in the letter required by this subsection (j) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(k) At the Closing Date, the Holding Company shall receive a letter from Keller & Company, Inc., dated the Closing Date (i) confirming that said firm is independent of the HSB Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(l) At or prior to the Closing Date, the Agents shall receive: (i) a copy of the letters from the FRB, the FDIC, the DFI and any other applicable regulator approving the Conversion Application and the Holding Company Application, as applicable, and authorizing the use of the Prospectus, as applicable; (ii) confirmation that the Commission declared the Registration Statement effective; (iii) certificates of appropriate government officials, including the DFI, evidencing the valid existence of the Holding Company and the Bank; (iv) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (v) a certificate from the FHLB-Chicago evidencing the Bank’s membership therein; and (vi) such other documents and certificates as the Agents may reasonably request.

(m) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agents’ reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(n) At or prior to the Closing Date, counsel to KBW shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the HSB Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agents or KBW’s counsel.

(o) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agents or to counsel for KBW. Any certificate signed by an officer of any of the HSB Parties and delivered to the Agents or to counsel for KBW shall be deemed a representation and warranty by such HSB Party to the Agents as to the statements made therein.

Section 9. Indemnification.

(a) The Holding Company and the Bank jointly and severally agree to indemnify and hold harmless each of the Agents, their respective officers and directors, employees and agents, and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agents or any of them may suffer or to which the Agents and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agents and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agents or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the HSB Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the HSB Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the HSB Parties with its consent and based upon written or oral information furnished by or on behalf of the HSB Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer—Represented General Free Writing Prospectus, the Conversion Application (or any amendment or supplement thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Application, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agents or KBW’s counsel regarding the Agents, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company, by the Agents regarding the Agents is set forth in the Prospectus in [the first sentence of the second paragraph] under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”

(b) Each of the Agents agrees to indemnify and hold harmless the HSB Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the HSB Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that each Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by such Agent or KBW’s counsel regarding such Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank, by such Agent regarding the Agent is set forth in the Prospectus in the [first sentence of the second paragraph under the caption “The Conversion and Offering—Marketing and Distribution; Compensation.”]

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the HSB Parties or the Agents, the HSB Parties and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the HSB Parties or the Agents from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that each Agent is responsible for that portion represented by the percentage that the fees paid to such Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the HSB Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the HSB Parties on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the HSB Parties on the one hand and the Agents on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the HSB Parties on the one hand or the Agents on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The HSB Parties and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agents shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to each of the Agents under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agents and that the Agents would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the HSB Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agents may otherwise have. For purposes of this Section 10, each of the Agents’ and the HSB Parties’ officers and directors and each person, if any, who controls each Agent or any of the HSB Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agents on the one hand, or, the HSB Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

Section 11. Termination. The Agents may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agents’ reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the HSB Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the HSB Parties, or if any of the HSB Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the HSB Parties taken as a whole.

(b) In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 7, 9 and 10 hereof.

(c) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agents’ obligations hereunder may be cancelled by the Agents by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 7, 9 and 10 hereof.

(d) If the Agents elect to terminate this Agreement as provided in this Section, the Holding Company and the Bank shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the HSB Parties may terminate this Agreement in the event the Agents are in material breach of the representations and warranties or covenants contained in Sections 5 and 6(c) and such breach has not been cured within a reasonable time period after the HSB Party has provided the Agents with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to KBW shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, New York, NY 10019, Attention: Chief Counsel—Investment Banking (with a copy to Vedder Price P.C., 222 N. LaSalle Street, Suite 2600, Chicago, Illinois 60601, Attention: Jennifer Durham King, Esq.), if sent to SA shall be mailed, delivered, telegraphed and confirmed to Sterne, Agee & Leach, Inc., 277 Park Avenue, 24th Floor, New York, NY 10172, Attention: Legal Department (with a copy to Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, AL 35209, Attention: General Counsel) and, if sent to any of the HSB Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at 2 South Carroll Street, Madison, Wisconsin 53703, Attention: James R. Bradley (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, Attention: Kip A. Weissman, Esq.).

Section 13. Parties. The HSB Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agents when the same shall have been given by the undersigned. The Agents shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the HSB Parties, when the same shall have been given by the undersigned or any other officer of any of the HSB Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agents, the HSB Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14. Closing. The closing for the sale and issuance of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agents and the HSB Parties. At the Closing, the HSB Parties shall deliver to the Agents in immediately available funds the commissions, fees and expenses due and owing to the Agents as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agents shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19. Survival. The respective indemnities, agreements, representations, warranties and other statements of the HSB Parties and the Agents, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any of the Agents’ officers or directors or any person controlling each of the Agents, or the HSB Parties, or any of their respective officers or directors or any person controlling the HSB Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20. Waiver of Trial by Jury. EACH OF THE AGENTS AND THE HSB PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Section 21. Successors. Except as provided for in Section 9, this Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officers and controlling persons and no other person will have any right or obligation hereunder.

If the foregoing correctly sets forth the arrangement among the HSB Parties and the Agents, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agents’ acceptance shall constitute a binding agreement.

Very truly yours,

HOME SAVINGS BANK	HOME BANCORP WISCONSIN, INC.

By Its Authorized Representative:	By Its Authorized Representative:

James R. Bradley, Jr.	James R. Bradley, Jr.
President and Chief Executive Officer	President and Chief Executive Officer

Accepted as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.	STERNE, AGEE & LEACH, INC.

By Its Authorized Representative:	By Its Authorized Representative:

Name:	Name:
Title:	Title:

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